Exhibit 4.2
Amendment and Restated Agreement
          Whereas, ZipRealty Inc. (“Company” or “ZipRealty”) and Larry Bercovich entered into the Stock Option Award Agreement dated September 13, 2007 (the “Agreement”), attached as Exhibit A;
          Whereas the parties desire to amend the Agreement (the “Amendment”) to clarify the definition of certain terms and to reflect the correct and current method of exercise and payment;
          Accordingly, the parties hereby agree as follows:
1.	The Agreement is hereby amended by making the following changes:
a) A typographical error in the term / expiration date in the Notice of Stock Option Grant section was corrected to provide the accurate date; and

b) The Notice of Stock Option Grant portion of the Agreement was modified to specify that the terms “Accelerated Vesting”, “Service Provider” and “Disability” would be interpreted in accordance with their definitions in the Company’s 2004 Equity Incentive Plan; and

c) Section B (b) of the Agreement was modified to reflect the current method of exercise used by the Company; and

d) Section C of the Agreement was modified to reflect that individuals exercising options may not use checks as a method of payment.

e) Section G of the Agreement was modified to reflect that all undefined terms would be defined in accordance with the definitions provided in the Company’s 2004 Equity Incentive Plan.
2.	There are no other changes to the Agreement.

3.	This Amendment is hereby incorporated into the Agreement.

4.	The Amended Agreement is hereby restated in its entirety and attached hereto as Exhibit B.

Exhibit A

ZIPREALTY, INC.
STOCK OPTION AWARD AGREEMENT
I.	NOTICE OF STOCK OPTION GRANT
     Name:   Larry Bercovich
     Address:  5622 Coldwater Drive, Castro Valley, CA 94552
     You have been granted a nonstatutory stock option to purchase Common Stock of the Company, subject to the terms and conditions this Award Agreement, as follows:

Grant Number	TBD

Date of Grant	September 13, 2007

Vesting Commencement Date	August 27, 2007

Exercise Price per Share	$ 6.68

Total Number of Shares Granted	50,000

Total Exercise Price	$ 334,000

Term/Expiration Date:	August 26, 2017
     Vesting Schedule:
     Subject to accelerated vesting as set forth below [or in a separate Change of Control Agreement between you and the Company, if applicable], this Option may be exercised, in whole or in part, in accordance with the following schedule:
     25% of the Shares subject to the Option will vest twelve months after the Vesting Commencement Date, and 1/48 of the Shares subject to the Option will vest on the first day of each month thereafter, subject to Participant continuing to be a Service Provider through such dates.
     Termination Period:
     This Option shall be exercisable for three (3) months after Participant ceases to be a Service Provider, unless such termination is due to Participant’s death or Disability, in which case this Option shall be exercisable for one (1) year after Participant ceases to be Service Provider. Notwithstanding the foregoing, in no event may this Option be exercised after the Term/Expiration Date as provided above.

II. AGREEMENT
     A. Grant of Option.
          The Administrator hereby grants to individual named in the Notice of Grant attached as Part I of this Agreement (the “Participant”) an option (the “Option”) to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the “Exercise Price”).
     B. Exercise of Option.
          (a) Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of this Award Agreement.
          (b) Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the “Exercise Notice”), which will state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company. The Exercise Notice will be completed by Participant and delivered to the Company. The Exercise Notice will be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares together with any applicable withholding taxes. This Option will be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.
               No Shares will be issued pursuant to the exercise of this Option unless such issuance and exercise comply with Applicable Laws. Assuming such compliance, for income tax purposes the Exercised Shares will be considered transferred to Participant on the date the Option is exercised with respect to such Exercised Shares.
     C. Method of Payment.
          Payment of the aggregate Exercise Price will be by any of the following, or a combination thereof, at the election of Participant:
          1. cash;
          2. check;
          3. consideration received by the Company under a formal cashless exercise program adopted by the Company; or
          4. surrender of other Shares which, (i) in the case of Shares acquired from the Company, either directly or indirectly, have been owned by the Participant and not subject to a substantial risk of forfeiture for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares.

     D. Non-Transferability of Option.
          This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant. The terms of this Award Agreement will be binding upon the executors, administrators, heirs, successors and assigns of Participant.
     E. Term of Option.
          This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the terms of this Award Agreement.
     F. Tax Obligations;Withholding Taxes. Participant agrees to make appropriate arrangements with the Company (or the Parent or Subsidiary employing or retaining Participant) for the satisfaction of all Federal, state, and local income and employment tax withholding requirements applicable to the Option exercise. Participant acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.
     G. Entire Agreement; Governing Law.
          This Award Agreement, [together with the Change of Control Agreement, if applicable,] constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to Participant’s interest except by means of a writing signed by the Company and Participant. This Award Agreement is governed by the internal substantive laws, but not the choice of law rules, of California.
     H. NO GUARANTEE OF CONTINUED SERVICE.
          PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS AN EMPLOYEE, CONSULTANT OR NON-EMPLOYEE DIRECTOR AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER). PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE, CONSULTANT OR NON-EMPLOYEE DIRECTOR FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE WITH PARTICIPANT’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE PARTICIPANT’S RELATIONSHIP AS AN EMPLOYEE, CONSULTANT OR NON-EMPLOYEE DIRECTOR AT ANY TIME, WITH OR WITHOUT CAUSE.

     By Participant’s signature and the signature of the Company’s representative below, Participant and the Company agree that this Option is granted under and governed by the terms and conditions of this Award Agreement. Participant has reviewed this Award Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of the Award Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to Award Agreement. Participant further agrees to notify the Company upon any change in the residence address indicated below.

PARTICIPANT:	ZIPREALTY, INC.

/s/ Larry Bercovich Signature	/s/ Samantha Harnett By

Larry Bercovich Print Name	Assistant General Counsel Title

5622 Coldwater Drive Residence Address
Castro Valley, CA 94552

Exhibit B

ZIPREALTY, INC.
AMENDED STOCK OPTION AWARD AGREEMENT
I. NOTICE OF STOCK OPTION GRANT
     Name:   Larry Bercovich
     Address:  5622 Coldwater Drive, Castro Valley, CA 94552
     You have been granted a nonstatutory stock option to purchase Common Stock of the Company, subject to the terms and conditions of this Award Agreement, as follows:

Grant Number	TBD

Date of Grant	September 13, 2007

Vesting Commencement Date	August 27, 2007

Exercise Price per Share	$ 6.68

Total Number of Shares Granted	50,000

Total Exercise Price	$ 334,000

Term/Expiration Date:	September 12, 2017
     Vesting Schedule:
     Subject to “Accelerated Vesting” as defined in a separate change of control agreement between you and Company, if applicable, this Option may be exercised, in whole or in part, in accordance with the following schedule:
     25% of the Shares subject to the Option will vest twelve months after the Vesting Commencement Date, and 1/48 of the Shares subject to the Option will vest on the first day of each month thereafter, subject to you continuing to be a Service Provider as defined in the Company’s 2004 Equity Incentive Plan, through such dates.
     Termination Period:
     This Option shall be exercisable for three (3) months after you cease to be a Service Provider, unless such termination is due to your death or Disability, as defined in the Company’s 2004 Equity Incentive Plan, in which case this Option shall be exercisable for one (1) year after you cease to be a Service Provider. Notwithstanding the foregoing, in no event may this Option be exercised after the Term/Expiration Date as provided above.

     II. AGREEMENT
          A. Grant of Option.
               The Administrator hereby grants to individual named in the Notice of Grant attached as Part I of this Agreement (the “Participant”) an option (the “Option”) to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the “Exercise Price”).
          B. Exercise of Option.
               (a) Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of this Award Agreement.
               (b) Method of Exercise. This Option is exercisable through E*Trade Financial by contacting E*Trade Financial online or by phone at www.etrade.com or 1-800-838-0908, and following E*Trade Financial’s procedures as well as through any other means that maybe designated by the Company from time to time (the “Exercise Notice”). The Exercise Notice will be delivered as so specified and accompanied by payment of the aggregate Exercise Price as to all Exercised Shares together with any applicable withholding taxes. This Option will be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.
                    No Shares will be issued pursuant to the exercise of this Option unless such issuance and exercise comply with Applicable Laws. Assuming such compliance, for income tax purposes the Exercised Shares will be considered transferred to Participant on the date the Option is exercised with respect to such Exercised Shares.
          C. Method of Payment.
               Payment of the aggregate Exercise Price will be by any of the following, or a combination thereof, at the election of Participant:
               1. cash;
               2. consideration received by the Company under a formal cashless exercise program adopted by the Company; or
               3. surrender of other Shares which, (i) in the case of Shares acquired from the Company, either directly or indirectly, have been owned by the Participant and not subject to a substantial risk of forfeiture for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares.

     D. Non-Transferability of Option.
          This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant. The terms of this Award Agreement will be binding upon the executors, administrators, heirs, successors and assigns of Participant.
     E. Term of Option.
          This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the terms of this Award Agreement.
     F. Tax Obligations;Withholding Taxes. Participant agrees to make appropriate arrangements with the Company (or the Parent or Subsidiary employing or retaining Participant) for the satisfaction of all Federal, state, and local income and employment tax withholding requirements applicable to the Option exercise. Participant acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.
     G. Entire Agreement; Governing Law.
          This Award Agreement, together with any applicable change of control agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to Participant’s interest except by means of a writing signed by the Company and Participant. This Award Agreement is governed by the internal substantive laws, but not the choice of law rules, of California. Any terms not defined in this Agreement shall be intererpreted in accordance with the definition(s) provided, if any in the Company’s 2004 Equity Incentive Plan.
     H. NO GUARANTEE OF CONTINUED SERVICE.
          PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS AN EMPLOYEE, CONSULTANT OR NON-EMPLOYEE DIRECTOR AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER). PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE, CONSULTANT OR NON-EMPLOYEE DIRECTOR FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE WITH PARTICIPANT’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE PARTICIPANT’S RELATIONSHIP AS AN EMPLOYEE, CONSULTANT OR NON-EMPLOYEE DIRECTOR AT ANY TIME, WITH OR WITHOUT CAUSE.

     By Participant’s signature and the signature of the Company’s representative below, Participant and the Company agree that this Option is granted under and governed by the terms and conditions of this Award Agreement. Participant has reviewed this Award Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of the Award Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to Award Agreement. Participant further agrees to notify the Company upon any change in the residence address indicated below.

PARTICIPANT:	ZIPREALTY, INC.

/s/ Larry Bercovich Signature	/s/ J. Patrick Lashinsky By

Larry Bercovich Print Name	CEO & President Title

5622 Coldwater Drive Residence Address
Castro Valley, CA 94552